UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2004

Date of Report (Date of earliest event reported) (Amending Current Report dated November 26, 2003)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

On November 26, 2003, CyberGuard Corporation, a Florida corporation (“Company”), completed the acquisition of SnapGear, Inc., a Delaware corporation (“SnapGear”), pursuant to an Agreement and Plan of Merger dated November 12, 2003 (“Agreement”).

The consideration to SnapGear was approximately $16 million in cash and stock. The $16 million consideration consisted of: (a) approximately 1,651,000 shares of the Company’s Common Stock valued at $14,400,000; and (b) cash of approximately $1.6 million. In addition, the stockholders of SnapGear are entitled to receive up to approximately 367,000 additional shares of the Company’s Common Stock valued at $3,200,000 if certain revenue targets are attained post-closing.

SnapGear stockholders were granted certain registration rights pertaining to the Common Stock they received in the transaction. The purchase price was determined through arms-length negotiations between representatives of the Company and SnapGear. The Company’s general corporate funds were the source of the funds used to fund the cash portion of the purchase price.

SnapGear, a privately-held company founded in Australia, is a leading developer of embedded Linux security and offers a popular line of edge firewall/VPN security appliances for the small to medium enterprise markets.

The foregoing description is qualified in its entirety by the full text of the Agreement, which was incorporated as Exhibit 2.1 into a Form 8-K filed on November 26, 2003.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of SnapGear Inc for the years ended June 30, 2003 and 2002 are included herein.

The unaudited financial statements of SnapGear Inc for the three months ended September 30, 2003 and 2002 are included herein.

(b) Pro Forma Financial Information.

The unaudited proforma combined condensed balance sheet as of September 30, 2003, and the combined condensed statements of operations for the three months ended September 30, 2003 and year ended June 30, 2003 which gives effect to the consummation of the acquisition of SnapGear Inc, are included herein.

(c) Exhibits.

Exhibit No.	Descriptions
23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK C. CLAWSON

Patrick C. Clawson
Chief Executive Officer

Date: February 5, 2004

Report of Management

To our shareholders:

The management of SnapGear Inc is responsible for the preparation, integrity and objectivity of the consolidated financial statements and related financial information contained in SnapGear’s Annual Report. The consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and, in the judgment of management, present fairly and consistently the Company’s financial position, results of operations and cash flows. The financial statement’s and other financial information in this report includes amounts that are based on management’s best estimates and judgments and give due consideration to materiality.

The Company maintains an effective system of internal accounting controls to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with management’s authorization and recorded properly to permit the preparation of financial statements’ in accordance with accounting principles generally accepted in the United States of America. The design, monitoring and revisions of the system of internal accounting controls involve, among other things, management’s judgment with respect to the relative cost and expected benefits of specific control measures.

/s/ BOB WALDIE

Bob Waldie
Chairman

January 21, 2004

REPORT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors

SnapGear, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of SnapGear, Inc. and Subsidiary as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the year ended June 30, 2003 and for the period from October 1, 2001 (Inception) to June 30, 2002. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SnapGear, Inc. and Subsidiary, as of June 30, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for the year ended June 30, 2003 and for the period from October 1, 2001 (Inception) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Grant Thornton LLP

Salt Lake City, Utah

January 21, 2004

SNAPGEAR INC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value)

	June 30, 2003	June 30, 2002
ASSETS
Current Assets
Cash	$745	$770
Accounts receivable	1,646	426
Inventories	1,512	1,263
Other current assets	93	137

Total current assets	3,996	2,596

Property and equipment at cost, less accumulated depreciation of $91 and $42	113	100

Total assets	$4,109	$2,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$592	$361
Deferred revenue	2,985	1,209
Accrued expenses and other liabilities	380	181

Total current liabilities	3,957	1,751

Commitments and contingencies	—	—
Shareholders’ equity
Common stock par value $0.001: Authorized 10,000 shares; Issued 3,384 shares at June 30, 2003 and 3,326 shares at June 30, 2002	3	3
Treasury stock: 25 shares at June 30, 2003 and 0 at June 30, 2002	—	—
Additional paid-in capital	1,976	1,927
Accumulated deficit	(1,886)	(975)
Accumulated other comprehensive income / (loss)	59	(10)

Total shareholders’ equity	152	945

Total liabilities and shareholders’ equity	$4,109	$2,696

The accompanying notes are an integral part of these consolidated financial statements.

SNAPGEAR INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Year Ended June 30, 2003	For the period October 1, 2001 (Inception) to June 30, 2002
Revenues
Products	$5,991	$2,039
Services	499	862

Total revenues	6,490	2,901

Cost of revenues
Products	4,330	1,643
Services	160	141

Total cost of revenues	4,490	1,784

Gross profit	2,000	1,117

Operating expenses
Research and development	1,142	761
Selling, general and administrative	1,815	1,303

Total operating expenses	2,957	2,064

Operating loss	(957)	(947)

Other income (expense)
Interest income	58	2
Interest expense	—	(42)
Realized foreign exchange gain / (loss)	(12)	12

Total other income (expense)	46	(28)

Net loss	$(911)	$(975)

The accompanying notes are an integral part of these consolidated financial statements.

SNAPGEAR INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended June 30, 2003	For the period October 1, 2001 (Inception) to June 30, 2002
Cash flows from operating activities
Net loss	$(911)	$(975)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation	49	42
Issuance of shares for services	59	760
Issuance of shares for interest	—	7
Changes in assets and liabilities
Increase in accounts receivable	(1,220)	(124)
Increase in inventories	(249)	(94)
Decrease/(Increase) in other current assets	44	(40)
Increase in accounts payable	231	316
Increase in deferred revenue	1,776	859
Increase in accrued expenses and other liabilities	199	26

Net cash (used in) provided by operating activities	(22)	777

Cash flows (used in) provided by investing activities
Purchase of property and equipment	(62)	(34)

Net cash used in investing activities	(62)	(34)

Cash flows provided by financing activities

Cash acquired in business organization	—	37
Proceeds from loan facility	—	250
Repayment of loan facility	—	(250)
Repurchase of common stock	(10)	—

Net cash (used in) provided by financing activities	(10)	37

Translation adjustment	69	(10)

Net increase (decrease) in cash	(25)	770
Cash at beginning of period	770	—

Cash at end of period	$745	$770

Supplemental disclosure of cash flow information
Cash paid during the period for:

Interest	—	34

Income taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

Supplemental disclosure of non-cash investing and financing information

During fiscal year 2003, the Company issued approximately 84 shares of common stock for consulting services valued at $59.

During fiscal year 2002, the Company issued approximately 38 shares of common stock for debt retirement and related interest totaling $14 and $7, respectively.

During fiscal year 2002, the Company issued 1,288 shares of common stock to employees for services valued at $760.

On October 1, 2001, the Company issued 2,000,000 shares of common stock in exchange for the following assets and liabilities:

Accounts receivable	$302
Inventories	1,169
Other assets	97
Property and equipment	108

Accounts payable	(59)
Deferred Revenue	(350)
Accrued expenses and other liabilities	(155)

SNAPGEAR INC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(Amounts in thousands, except share data)

	Common Stock Shares	Common Stock Par Value	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total
Balance October 1, 2001, inception	—	$—	$—	$—	$—	$—
Issuance of shares in connection with the Company’s organization	2,000,000	2	1,147	—	—	1,149
Common stock issued for services	1,287,964	1	759	—	—	760
Net loss	—	—	—	(975)	—	(975)
Translation adjustment	—	—	—	—	(10)	(10)

Total comprehensive loss	—	—	—	—	—	(985)
Common stock issued for debt retirement	37,678	—	21	—	—	21

Balance June 30, 2002	3,325,642	3	1,927	(975)	(10)	945
Net loss	—	—	—	(911)	—	(911)
Translation adjustment	—	—	—	—	69	69

Total comprehensive loss	—	—	—	—	—	(842)
Repurchase common stock	(25,400)	—	(10)	—	—	(10)
Common stock issued for services	83,820	—	59	—	—	59

Balance June 30, 2003	3,384,062	$3	$1,976	$(1,886)	$59	$152

The accompanying notes are an integral part of these consolidated financial statements.

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

(1) DESCRIPTION OF BUSINESS

SnapGear Inc (“SnapGear”) began operations in October 2001, as a result of a management buy-out. At that time SnapGear issued 2,000,000 shares of common stock to its former parent. In return the parent transferred net assets in the amount of approximately $1,149 to SnapGear which was then spun-off from its former parent to certain individuals most of whom were then employees of the parent (some were also officers).

SnapGear and its wholly-owned subsidiary, SnapGear Pty Ltd, collectively referred to as the Company, develop and manufacture network security solutions designed to protect businesses that use the Internet for electronic commerce and secure communication. The Company’s solutions are used in regional, branch and small offices of small to medium-sized enterprises. Through a combination of open source, proprietary and third party technology, the Company provides a suite of products that are designed to protect the integrity of electronic data and customer applications from unauthorized individuals and digital thieves.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation. The consolidated financial statements of the Company include the accounts and operations of its wholly-owned subsidiary, over which it maintains control. All significant inter-company balances and transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. On an on-going basis, the Company evaluates significant estimates used in preparing its financial statements, including revenue recognition, bad debts, software development costs, and inventory valuation. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Inventories. Inventories consist primarily of component parts and computer hardware and are carried at the lower of cost, determined by the First-In-First-Out (“FIFO”) method, or market. The Company determines the lower of cost or market value based on assumptions of future demand, based on projected product releases and market conditions. Variation in market trends, customer preferences, introduction of new products (replacing existing products) or technological advances could, however, significantly affect these estimates and result in inventory write-downs.

Accounts Receivable. The majority of the Company’s accounts receivable are due from companies in the high tech industry and are homogenous. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are due within 30-45 days. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, and the condition of the general economy and the industry as a whole. Bad debts were immaterial to the financial statements as a whole during fiscal years 2003 and 2002 and as a result, no allowance for doubtful accounts was considered necessary.

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

Property and Equipment. Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by the straight-line method using the estimated useful lives of the assets, which range from 2 to 7 years. Maintenance and repairs are charged to expense as incurred. Expenditures for renewals and improvements that significantly add to the useful life of the assets are capitalized. Upon sale, retirement or other disposition of these assets, the cost and the related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is included in the consolidated statement of operations.

Revenue Recognition. The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2 “Software Revenue Recognition”, SOP 81-8, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” and Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”. Revenue recognition in accordance with these pronouncements can be complex due to the nature and variability of the Company’s sales transactions. The Company’s revenue is primarily from three sources: (i) contract engineering services, primarily from software and hardware customization for original equipment manufacturer (OEM) customers (ii) product sales with customer-specific acceptance provisions to OEM customers and (iii) product sales to resellers and end users.

•	The Company recognizes contract engineering service revenue on a completed contract basis in accordance with SOP 81-1. Contract engineering contracts are relatively short term ranging from 1-3 months.

•	The Company recognizes revenue from product sales with customer-specific acceptance provisions when such specifications have been met and the title and risks and rewards of ownership transfer to the customer.

•	The Company defers the recognition of product sales revenue to resellers and end users because the sales transactions provide customer acceptance periods and multiple element arrangements, specifically post-contract customer support. This revenue is subsequently recognized ratably on a straight-line basis over the period in which the services (post-contract customer support) are rendered. The cost of the hardware is recorded when the customer acceptance provision has been met and immediately for sales transactions that have multiple element arrangements.

Deferred Revenue. Revenue relating to customer acceptance periods is deferred and recognized when product acceptance occurs. Revenue relating to post-contract customer support is deferred and recognized ratably over the period in which the services are rendered.

Shipping and Handling Costs. Shipping and handling costs are charged to cost of goods sold.

Research and Development. Research and development costs include payroll, employee benefits and other employee related costs associated with product development. Such costs are expensed as incurred.

Advertising Expense. The Company expenses advertising and promotional costs as incurred. Advertising expense for the periods ended June 30, 2003 and 2002 was $101 and $37 respectively.

Income Taxes. The provision for income taxes and corresponding balance sheet accounts are determined in

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on the temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. The Company provides a valuation allowance for deferred tax assets, when it is more likely than not that such tax benefits will not be realized. The Company has considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance. In the event the Company was to determine that it would be able to realize the deferred tax asset in the future, an adjustment to the deferred tax asset would increase income in the period the determination was made.

Foreign Currency Translation. The Company’s subsidiary is located in Australia and utilizes the local foreign currency, the Australian dollar, as the functional currency. The results of operations and cash flows for the foreign operations are translated at an average exchange rate for the period, and the assets and liabilities of the foreign operations are translated at the exchange rate at the end of the period in accordance with Financial Accounting Standards No. 52, “Foreign Currency Translation”. Translation adjustments are included in shareholders’ equity. Transaction gains or losses are included in determining net income (loss) for the period and are recorded as other income/expense. During fiscal years 2003 and 2002, the Company recognized a transaction loss of $12 and a transaction gain of $12, respectively which are included in other income / expense.

Long Lived Assets. The Company adopted FASB Statement 144, Accounting for the Impairment and Disposal of Long-Lived Assets (SFAS 144). SFAS 144 requires recognition of impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.

Warranty. The Company records a liability for warranty claims at the time of sale. The amount of the liability is based on the trend in the historical ratio of claims to sales, the historical length of time between the sale and resulting warranty claim, anticipated releases of new products and other factors. Claims experience could be materially different from actual results because of the introduction of new, more complex products; a change in the Company’s warranty policy in response to industry trends, competition or other external forces; or manufacturing changes that could impact product quality. A warranty provision of $13 and $16 was recorded at June 30, 2003 and 2002.

Stock–Based Compensation .The Company has adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,” which amends SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 148 allows for the continued use of recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25 and related interpretations in accounting for those plans. The Company applies the recognition and measurement principles of APB 25 and related interpretations in accounting for stock based compensation. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions to stock-based employee compensation. Such disclosure is not necessarily indicative of the fair value of stock options that could be granted by the Company in future periods or of the value of all options currently outstanding.

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

	Period ended June 30,
	2003	2002
Net loss, as reported	$(911)	$(975)

Add: Stock-based employee compensation expense included in net loss, net of related tax effects	—	760

Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards	(7)	(1)

Pro forma net loss	$(918)	$(216)

(3) BUSINESS COMMENCEMENT

The Company was incorporated on October 1, 2001 by another entity to be the vehicle for an employee buy-out. At that time the Company issued 2,000,000 shares of common stock to its parent. In return the parent transferred net assets with a cost basis of approximately $1,149 to the Company. On October 1, 2001, the Company was then spun-off from its parent to certain individuals most of which were then employees of the parent (some were also officers). These employees received 1,400,000 shares (part of the 2,000,000 total shares of the Company’s outstanding stock) from the parent in exchange for 532,638 shares of parent’s Series D Preferred Stock held by those individuals. The Company recorded the net assets at their cost basis.

(4) INVENTORIES

Inventories are comprised of the following at June 30:

	2003	2002
Finished Goods	$1,021	$1,090

Components	491	173

	$1,512	$1,263

(5) PROPERTY AND EQUIPMENT

Property and equipment and estimated useful lives consist of the following at June 30:

	2003	2002	Useful lives
Equipment	$130	$95	2-7 years
Furniture and fixtures	74	47	5 years

Total property and equipment	204	142

Less: accumulated depreciation	(91)	(42)

Property and equipment, net	$113	$100

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

(6) ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following at June 30:

	2003	2002
Salaries, wages and other compensation	$246	$125
Other payables	134	56

	$380	$181

(7) INCOME TAXES

Income taxes are comprised of the following:

	June 30, 2003	June 30, 2002
Current	—	—

Deferred	—	—

A reconciliation of income taxes (benefit) at the federal statutory rate of 34% to the Company’s provision for income taxes is as follows:

	June 30, 2003	June 30, 2002
Income taxes (benefit) at statutory rate	$(310)	$(331)
State income taxes	(25)	(43)
Adjustment due to difference in foreign tax rates and exchange rates	9	4
Nondeductible expenses	(216)	(141)
Increase in valuation allowance	542	511

	$—	$—

The tax effects of temporary differences which give rise to deferred tax assets and liabilities are as follows:

	June 30, 2003	June 30, 2002
Current deferred tax assets
Accrued expenses	$25	$8
Reserves and allowances	36	12
Inventory	(182)	(100)
Deferred revenue	1,066	439

	945	359

Long-term deferred tax assets (liabilities)
Depreciation	(5)	(4)
Capital loss carryforwards	145	123
Net operating loss carryforwards	183	248

	323	367

Total deferred tax assets (liabilities)	1,268	726

Valuation allowance	(1,268)	(726)

Total deferred tax assets (liabilities) net of valuation allowance	$—	$—

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

At June 30, 2003, the Company has U.S. net operating loss carryforwards of $137,187, which expire in 2022. The net operating loss carryforwards may be impaired or limited due to a change in ownership control as defined by the Internal Revenue Code. In addition, at June 30, 2003, the Company has net operating loss carryforwards of its Australian subsidiary of $440,348, which will carryforward indefinitely and Australian capital loss carryforwards of $482,890.

As of June 30, 2003 and 2002, the Company has established a valuation allowance against the entire net deferred tax asset as it believes that it is more likely than not that the net asset will not be realized.

(8) SHAREHOLDERS’ EQUITY

Common Stock – The Company has authorized 10,000,000 shares of common stock, each having a par value of $0.001 per share.

In October 2001, the Company issued 2,000,000 shares in connection with its organization as a wholly- owned subsidiary of another Company.

During fiscal 2002, the Company issued 1,287,964 shares to employees as compensation for services valued at $760 and issued 37,678 shares to retire debt and interest of $21. The shares were valued at $.70, which was deemed to be the stock’s fair value at the date of transaction.

Stock Option Plan – In February 2003 the board of directors formally approved the 2003 SnapGear Option Plan (“Plan”). The purpose of the Plan is to attract and retain the best available personnel and to provide additional incentive to employees and consultants of the Company. The Company approved 170,000 shares of common stock to be issued under the Plan.

Subject to the provisions of the Plan, the Administrator has the authority, in its discretion to determine the consultants and employees to whom options may from time to time be granted. This would include the number of shares of common stock to be covered by each such option granted, the option pricing and vesting schedule. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. The fair market value of the options shall be determined in good faith by the Administrator.

Options have a term of ten years and vesting of these options occurs based on years of service. Generally it begins at 33% after one year, 66% after two years, and 100% after the third year of service. All

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

options become immediately exercisable upon the occurrence of a change in control of the Company. The Plan, while approved in 2003 was made effective for 2002, with options being issued with a grant date of April 2002.

Information relating to the Plan is as follows:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted- Average Remaining Contractual Life in Years

Balance at October 1, 2001	—	—	—

Granted	14,650	—

Exercised	—	—

Forfeited	—	—

Balance at June 30, 2002	14,650	$0.50	9.8

Option shares exercisable at June 30, 2002	—	—	—

Options at July 1, 2002	14,650	—	9.8

Granted	39,312	—

Exercised	—	—

Forfeited	—	—

Balance at June 30, 2003	53,962	$0.50	9.1

Option shares exercisable at June 30, 2003	4,883	$0.50	8.8

There were 155,350 and 116,038 options available for grant at June 30, 2003 and 2002, respectively.

All options outstanding as of June 30, 2003 have an actual exercise price of $0.50. The fair value of the shares at the date of grant was greater than the exercise price. However, the difference was immaterial to the financial statements taken as a whole and thus, no expense was recognized in the consolidated financial statements.

The fair value method for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2003 and 2002, respectively: risk-free interest rates were 3.18-4.85% and 5.04-5.41%, an expected dividend yield of 0%, the volatility factors of the expected market price of the Company’s common stock were 0-0.93 % and 0%, and a weighted average expected life of the option of 10 years for each period.

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

(9) COMMITMENTS AND CONTINGENCIES

Lease Commitments. Rent expense was approximately $132 for the year ended June 30, 2003 and approximately $76 for the period ended June 30, 2002.

Total future minimum rental commitments under non-cancelable operating leases, primarily for buildings and equipment, for the years following June 30, 2003 are as follows:

Year Ending June 30,	Amount
2004	$156
2005	161
2006	160
2007	52
Thereafter	—

Total	$529

Contingencies. There is a general threat to the Linux open source software from SCO as a result of litigation within the industry. Any user of Linux, including the Company, may be affected by the outcome of this litigation if it is successful. SCO claims a copyright ownership of sections of the Linux kernel and has presented demands for license fee payments and commenced litigation against a number of companies. The Company has not been presented with such demands.

The Company is involved from time to time, in the ordinary course of its business in various litigation relating to the conduct of its business. The Company believes that these matters will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

(10) CONCENTRATIONS OF CREDIT RISK

The Company does not require collateral or other security on its trade receivables. During 2003, only one customer represented more than 10% of consolidated revenues. This customer represented 17% of consolidated revenues in 2003 and 14% of consolidated revenues in 2002. As of June 30, 2002, this customer represented 18% of consolidated accounts receivable. This customer represented 4% of consolidated accounts receivable as of June 30, 2003.

During 2003 and 2002 one hardware manufacturer supplier represented 46% and 37% respectively of consolidated purchases. As of June 30, 2003 and 2002 this supplier represented 35% and 35% respectively of consolidated accounts payable.

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

(11) GEOGRAPHIC INFORMATION

A summary of the Company’s revenues* by geographic area is summarized below:

	Year Ended June 30, 2003	For the period from October 1, 2001 (Inception) to June 30, 2002
North & Latin America	$4,156	$1,596

Europe (EMEA)	890	338
Asia / Australia (including Japan)	1,444	967

	$6,490	$2,901

Revenues are attributed to countries based on location of customer.

Property and equipment of $95 and $130 were held by the Company’s subsidiary, SnapGear, Pty Ltd in Australia at June 30, 2003 and 2002, respectively.

(12) NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 00-21, Revenue Arrangements with Multiple Deliverables. The consensus provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting if certain criteria are met. The consideration for the arrangement should be allocated to the separate units of accounting based on their relative fair values, with different provisions if the fair value of all deliverables is not known or if the fair value is contingent on delivery of specified items or performance conditions. Applicable revenue recognition criteria should be considered separately for each separate unit of accounting. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Entities may elect to report the change as a cumulative effect adjustment in accordance with APB Opinion 20, Accounting Changes. At June 30, 2003, we were not party to transactions contemplated by EITF 00-21.

In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 02-16, Accounting by a Customer (including a reseller) for Certain Consideration Received from a Vendor. EITF 02-16 requires that cash payments, credits, or equity instruments received, as consideration by a customer from a vendor should be presumed to be a reduction of cost of sales when recognized by the customer in the income statement. In certain situations, the presumption could be overcome and the consideration recognized either as revenue or a reduction of a specific cost incurred. The consensus should be applied prospectively to new or modified arrangements entered into after December 31, 2002. At June 30, 2003, we were not a party to transactions contemplated by EITF 02-16.

In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123. SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation and to require prominent disclosures about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. SFAS . 148 also amends APB Opinion No. 28, Interim Financial Reporting, to require disclosures about those effects in interim financial information. The Company currently accounts for its stock-based compensation awards to employees and directors under the accounting prescribed by APB 25 and provides the disclosures required by SFAS 123. We currently intend to continue to account for our stock-based compensation awards to employees and directors under the accounting prescribed by Accounting Principles Board Opinion No. 25 and have adopted the additional disclosure provisions of SFAS 148.

SNAPGEAR INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data-June 30, 2003 and 2002)

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 establishes standards for how to classify and measure financial instruments with characteristics of both liabilities and equity. It requires financial instruments that fall within its scope to be classified as liabilities. SFAS No. 150 is effective as of June 1, 2003 for financial instruments entered into or modified on or after that date and, for pre-existing financial instruments, as of July 1, 2003. However, in October 2003, the FASB deferred indefinitely the provisions of SFAS No. 150 that relate to mandatorily redeemable, non-controlling interests. The provisions of SFAS No. 150 have been reviewed and it has been determined that the Company does not currently have any financial instruments that have characteristics of both debt and equity.

The Financial Accounting Standards Board (FASB) has published a revision to Interpretation 46 (“46R”) to clarify some of the provisions of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, and to exempt certain entities from its requirements. The additional guidance is being issued in response to input received from constituents regarding certain issues arising in implementing Interpretation 46.

Under the new guidance, special effective date provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of this revised Interpretation. Otherwise, application of Interpretation 46R (or Interpretation 46) is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to variable interest entities other than special-purpose entities and by nonpublic entities to all types of variable interest entities is required at various dates in 2004 and 2005. In some instances, enterprises have the option of applying or continuing to apply Interpretation 46 for a short period of time before applying this revised Interpretation. The Company believes that adoption of Interpretation 46 will have no effect on its financial statements.

(13) RELATED PARTY TRANSACTION

During December 2001 a short term loan facility of approximately $250 was provided to the Company by an executive to enable the short term funding of inventory. A Loan Agreement was entered into which specified a commercial monthly loan fee of $2 for the facility, and a commercial interest rate of 0.46% per week (or 2.0% per month) be charged when the Company drew working capital from the facility. The facility was terminated in May 2002.

(14) SUBSEQUENT EVENTS

On November 26, 2003, the Company’s shareholders sold all of their shares to CyberGuard Corporation, a Florida Corporation. The shareholders received CyberGuard stock and cash and are eligible to receive additional shares of CyberGuard stock if certain revenue targets are met during the twelve months subsequent to closing the acquisition transaction.

SNAPGEAR INC AND SUBSIDIARY

SUPPLEMENTAL INFORMATION

SNAPGEAR INC AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)

	Sept. 30, 2003	Sept. 30, 2002
ASSETS
Current assets
Cash	$603	$656
Restricted cash	338	133
Accounts receivable	782	713
Inventories	1,974	1,078

Total current assets	3,697	2,580
Property and equipment, net	111	97

Total assets	$3,808	$2,677

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$191	$366
Deferred revenue	3,333	1,606
Accrued expenses and other liabilities	450	161

Total current liabilities	3,974	2,133

Commitments and Contingencies	—	—
Shareholders’ equity
Common stock par value $0.001; authorized 10,000 shares; issued 3,384 at Sept. 30, 2003 and Sept. 30, 2002	3	3
Additional paid-in capital	1,976	1,927
Accumulated deficit	(2,188)	(1,364)
Accumulated other comprehensive income (loss)	43	(22)

Total shareholders’ equity (deficit)	(166)	544

Total liabilities and shareholders’ equity	$3,808	$2,677

SNAPGEAR INC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	Sept. 30, 2003	Sept. 30, 2002
Revenues:
Products	$1,235	$688
Services	578	327

Total revenues	1,813	1,015
Cost of revenues:
Products	1,226	858
Services	25	25

Total cost of revenues	1,251	883

Gross profit	562	132

Operating expenses:
Research and development	345	191
Selling, general and administrative	523	334

Total operating expenses	868	525

Operating loss	(306)	(393)

Other income	4	3

Net loss	$(302)	$(390)

SNAPGEAR INC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	Sept. 30, 2003	Sept. 30, 2002
Cash flows from operating activities:
Net loss	$(302)	$(390)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2	3
Changes in assets and liabilities
(Increase) decrease in restricted cash	(244)	4
Decrease (increase) in receivables	863	(287)
(Increase) decrease in inventories	(461)	185
(Decrease)/Increase in accounts payable	(401)	6
Increase in deferred revenue	348	398
(Decrease)/increase in accrued expenses and other liabilities	69	(21)

Net cash used in operating activities	(126)	(102)

Translation adjustment	(15)	(12)

Net increase (decrease) in cash	(141)	(114)
Cash at beginning of period	744	770

Cash at end of period	$603	$656

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$—

SnapGear Inc and Subsidiary

Notes to financial statements

September 30, 2003 and 2002

(unaudited)

Note 1—Basis of Preparation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation have been made. Operating results for the three month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the remaining quarters and for the year ending June 30, 2004.

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of SnapGear, Inc. (“SnapGear”) by Cyberguard Corporation (“Cyberguard). The acquisition was completed on November 26, 2003 and was pursuant to an Agreement and Plan of Merger dated November 12, 2003. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, the assets acquired and liabilities assumed in the SnapGear acquisition were recorded at estimated fair values as determined by Cyberguard’s management based on information currently available and on current assumptions as to future operations CyberGuard has allocated the purchase price based on the preliminary estimates of the fair value of the identified intangible assets and their remaining useful lives. The allocation was based on management’s estimates which included an independent third party valuation. The allocation is subject to revision once the independent third party valuation is finalized. The unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and the accompanying notes of Cyberguard and the historical financial statements and the accompanying notes of SnapGear which are included elsewhere in this filing. There was no material difference between the SnapGear amounts recorded as of September 30, 2003 and the amounts as of the closing date for the assets acquired. The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on September 30, 2003. The unaudited pro forma combined condensed statements of operations assumes the acquisition took place on the first day of July 1, 2002. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

As of September 30, 2003

(Amounts in thousands)

(Unaudited)

	Cyberguard Corporation and Subsidiaries	SnapGear Inc and Subsidiary	(a) Proforma Adjustments	Combined
ASSETS
Current assets
Cash and cash equivalents	$15,469	$603	$(1,582)	$14,490
Restricted cash	340	338	—	678
Accounts receivable, net	7,472	782	—	8,254
Inventories, net	342	1,973	—	2,315
Other current assets	894	—	—	894

Total current assets	24,517	3,696	(1,582)	26,631
Property and equipment, net	1,604	112		1,716
Capitalized software, net	189			189
Intangible assets	615		3,000	3,615
Other assets	130		—	130
Deferred tax asset, net	4,517			4,517
Goodwill	—		7,049	7,049

Total assets	$31,572	$3,808	$8,467	$43,847

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,153	$191	$219	$1,563
Deferred revenue	6,244	3,333	(2,554)	7,023
Litigation payable	3,000	—		3,000
Accrued expenses and other liabilities	3,159	450	800	4,409

Total current liabilities	13,556	3,974	(1,535)	15,995
Commitments and contingencies	—	—	—	—
Shareholders’ equity
Unearned restricted stock compensation	—	—	(4,387)	(4,387)
Common stock	218	3	(8)	229
Additional paid in capital	97,113	1,976	(1,976)
			14,211	111,324
Accumulated deficit	(79,382)	(2,189)	2,189	(79,382)
Accumulated other comprehensive income	67	44	(44)	67

Total shareholders’ equity (deficit)	18,016	(166)	10,001	27,851

Total liabilities and shareholders’ equity	$31,572	$3,808	$8,467	$43,847

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

Year ended June 30, 2003

(Amounts in thousands, except per share data)

(Unaudited)

	Year ended June 30, 2003
	Cyberguard Corporation and Subsidiaries	SnapGear Inc and Subsidiary	(b) Proforma Adjustments	Combined
Revenues:
Products	$22,632	$5,991	$—	$28,623
Services	10,348	499	—	10,847

Total revenues	32,980	6,490	—	39,470

Cost of revenues:
Products	5,884	4,330	400	10,614
Services	2,687	160	—	2,847

Total cost of revenues	8,571	4,490	400	13,461

Gross profit	24,409	2,000	(400)	26,009

Operating expenses:
Research and development	5,941	1,142	—	7,083
Selling, general and administrative	14,947	1,815	3,690	20,452
Class action settlement	3,900	—		3,900

Total operating expenses	24,788	2,957	3,690	31,435

Operating loss	(379)	(957)	(4,090)	(5,426)

Other income/(expense):
Interest income, net	111	58	—	169
Loss on sale of assets	(33)	—	—	(33)
Other income/(expense):	205	(12)	—	193

Total other income	283	46	—	329

Operating loss before income taxes	(96)	(911)	(4,090)	(5,097)

Income tax benefit	4,167	—	—	4,167

Net income (loss)	$4,071	$(911)	$(4,090)	$(930)

Basic earnings (loss) per common share	$0.21			$(0.04)

Weighted average number of common shares outstanding	19,856			20,985

Diluted earnings (loss) per common share	$0.16			$(0.04)

Weighted average number of common shares outstanding	24,893			20,985

Cyberguard Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended September 30, 2003

(Amounts in thousands, except per share data)

(Unaudited)

	Three months ended September 30, 2003
	Cyberguard Corporation and Subsidiaries	SnapGear Inc and Subsidiary	(b) Proforma Adjustments	Combined
Revenues:
Products	$6,172	$1,235	$—	$7,407
Services	2,848	578	—	3,426

Total revenues	9,020	1,813	—	10,833

Cost of revenues:
Products	1,619	1,226	100	2,970
Services	837	25	—	837

Total cost of revenues	2,456	1,251	100	3,807

Gross profit	6,564	562	(100)	7,026

Operating expenses:
Research and development	1,832	345	—	2,177
Selling, general and administrative	3,898	523	374	4,795

Total operating expensess	5,730	868	374	6,972

Operating income (loss)	834	(306)	(474)	54

Other income/(expense):

Interest income/(expense), net	33	—	—	33

Other income/(expense):	25	4	—	29

Total other income/(expense)	58	4	—	62

Income (loss) before income taxes	892	(302)	(474)	116

Income tax benefit	268	—	—	268

Net Income (loss)	$1,160	$(302)	$(474)	$384

Basic earnings per common share	$0.05			$0.02

Weighted average number of common shares outstanding	21,312			22,793

Diluted earnings per common share	$0.04			$0.01

Weighted average number of common shares outstanding	26,928			28,675

Cyberguard Corporation and Subsidiaries

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(Amounts in thousands)

1.	Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial statements give effect to the acquisition of SnapGear, Inc. (“SnapGear”) by Cyberguard using the purchase method of accounting.

The consideration to SnapGear was approximately $16,000 in cash and stock. The $16,000 consideration consisted of: (a) approximately 1,651 shares of the Cyberguard’s Common Stock valued at $14,400 and (b) cash of approximately $1,600. In addition, the stockholders of SnapGear are entitled to receive up to approximately 367 additional shares of Cyberguard’s Common Stock valued at $3,200, if certain revenue targets are attained post-closing.

SnapGear stockholders were granted certain registration rights pertaining to the Common Stock they received in the transaction. The purchase price was determined through arms-length negotiations between representatives of Cyberguard’s and SnapGear. The Company’s general corporate funds were the source of the funds used to fund the cash portion of the purchase price.

SnapGear, a privately-held company founded in Australia, is a leading developer of embedded Linux security and offers a popular line of edge firewall/VPN security appliances for the small to medium enterprise markets. The unaudited proforma combined condensed financial statements have been prepared on the basis of assumptions relating to the allocation of the purchase price to the fair value of the assets acquired, including identifiable assets. The allocation was based on management’s estimates which include an independent third party valuation.

2.	Pro Forma Adjustments — Balance Sheet

Reflects the components of the purchase consideration and related transaction costs which consist of Cyberguard common stock with a market value of $14,222 a cash payment of $1,582 a contingent payment of $800 and direct acquisition costs of $219. Also reflected in this column are adjustments to the related fair values of the assets and liabilities acquired. As part of the allocation of the purchase price, Cyberguard has recorded as intangible assets

$1,000 for Developed Technology and $2,000 for Customer Relationships and $7,049 as goodwill. Cyberguard has also recorded $4,387 as unearned restricted stock compensation as a component of equity as the Snapgear acquisition includes certain shares that will be released from escrow to Snapgear shareholders contingent on their future employment over a 12 and 24 month required employment period. The shareholders of SnapGear have an opportunity to earn an additional $2,400, which represents an additional 275 shares of CyberGuard common stock, based on attaining certain revenue milestones within the first 12 months, as defined in the agreement. The current purchase price allocation does not take into account this additional contingent consideration.

3.	Pro Forma Adjustments — Statement of Operations

(b)	Represents the amortization of unearned restricted stock compensation over 12 and 24 months which is the period of time the services are to be provided. This also represents the amortization of the acquired identifiable intangible assets based upon an estimated useful life of 30 months for $1,000 of Developed Technology and 60 months for $2,000 of Customer Relationships.